Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the proxy statement/prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form F-4 of our report dated March 30, 2022, relating to the financial statements of Primavera Capital Acquisition Corporation, which is contained in that Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
September 9, 2022